EXHIBIT 99.2

           PRO FORMA COMBINED BALANCE SHEET AND INCOME STATEMENT FOR
            STRATEGIC COMMUNICATION PARTNERS, INC. AND I-TRACK, INC.
                            AS OF DECEMBER 31, 2002

          I-TRACK, INC.

    PRO FORMA COMBINED FINANCIAL INFORMATION


On March 22, 2003, I-Track, Inc. ("I-Track") acquired all of the outstanding common shares of Strategic Communications Partners, Inc. ("SCP"), for 19,000,000 shares of I-Track common stock.

For accounting purposes, the acquisition of SCP by I-Track will be accounted for as a reverse acquisition, whereby SCP will be considered the acquiror for accounting purposes. No goodwill or other intangibles will be recorded, and the assets and liabilities of I-Track will be carried forward at their predecessor cost basis. The results of operations for periods prior to the acquisition will be those of SCP, and the results of operations of periods subsequent to the merger will be those of the combined entities.

The accompanying unaudited pro forma balance sheet combines the December 31, 2002 balance sheets of I-Track and SCP as if the transaction had occurred on that date.

The accompanying unaudited pro forma statement of operations combines the operations of I-Track and SCP for the year ended December 31, 2002, as if the transaction had occurred as of the beginning of the period presented. As I-Track's sole source of revenue was related to sales of a product under a licensing agreement that has since been cancelled, I-Track's operations are classified as discontinued, except for estimated public company reporting costs.

These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transaction been consummated at the beginning of the period indicated.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in this Form 8-K and in I-Track's Form 10-KSB and Form 10-QSB.


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                                  I-Track, Inc.
                      Pro Forma Consolidating Balance Sheet
                                December 31, 2002

                                                                                                Pro Forma                Pro Forma
                                                                  I-Track           SCP        Adjustments             Consolidated
                                                                  -------           ---        -----------             -------------
                              Assets

Cash and equivalents                                         $         778   $    197,576                             $    198,354
Receivables, related party                                          36,536         60,000        (36,536) (2)               60,000
                                                             --------------  -------------   ------------             -------------
Total Assets                                                 $      37,314   $    257,576    $   (36,536)             $    258,354
                                                             ==============  =============   ============             =============

                Liabilities and Stockholders' Equity

Current Liabilities
  Accounts payable                                           $      26,402   $     70,775    $   (26,402) (3)         $     70,775
  Due to stockholders                                              292,601         24,500       (292,601) (4)               24,500

Stockholders' Equity
  Common stock                                                      23,697          5,213         (7,410) (1)               21,500
  Additional paid in capital                                     1,345,098      1,172,087     (1,360,607) (1),(3),(4)    1,156,578
  Accumulated deficit                                           (1,650,484)    (1,014,999)     1,650,484  (1)           (1,014,999)
                                                             --------------  -------------   ------------             -------------
Total stockholders' equity (deficit)                              (281,689)       162,301        282,467                   163,079
                                                             --------------  -------------   ------------             -------------
Total Liabilities and Stockholders' Equity                   $      37,314   $    257,576    $   (36,536)             $    258,354
                                                             ==============  =============   ============             =============

(1) To reflect the issuance of 19,000,000 I-Track shares to the former shareholders of SCP

(2)  To write-off related party receivable as uncollectible

(3)  To reflect assumption of I-Track liabilities by AVL.

(4)  To reflect exchange of stock for related party payable






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                                 i-Track, Inc.
                 Pro Forma Consolidating Statement of Operations
                                December 31, 2002

                                                                                             Pro Forma           Pro Forma
                                                               I-Track          SCP         Adjustments         Consolidated
Sales                                                      $    301,750   $           -    $  (301,750) (5)    $           -
Cost of sales                                                   250,635               -       (250,635) (5)                -
                                                           -------------  --------------   ------------
Gross profit                                                     51,115               -        (51,115)                    -

Administrative and selling expenses                             331,697       1,015,482       (256,697) (5)        1,090,482
                                                           -------------  --------------   ------------        --------------
Loss from operations                                           (280,582)     (1,015,482)       205,582            (1,090,482)

Interest and other income                                             -             483              -                   483
                                                           -------------  --------------   ------------        --------------
Loss from continuing operations                                (280,582)     (1,014,999)       205,582            (1,089,999)

Discontinued operations of I-Track                                    -               -       (205,582) (5)         (205,582)
                                                           -------------  --------------   ------------        --------------
Net loss                                                   $   (280,582)  $  (1,014,999)   $        -          $  (1,295,581)
                                                           =============  ==============   ============        ==============
Net loss per common share                                  $      (0.24)  $       (0.45)                       $       (0.05)
                                                           =============  ==============                       ==============
Weighted average shares outstanding                           1,184,845       2,248,290                           21,500,000
                                                              ==========      ==========                          ===========


(5) To classify I-Track's former activities in marketing and distribution of AVL systems as discontinued operations.